Exhibit 10.2

FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Fourth Amendment”) dated November 24, 2009, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), the Subsidiaries of the Operating Company set forth on the signature pages hereto (together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers” and together with the General Partner and the Partnership, each individually a “Credit Party” and collectively, the “Credit Parties”), the existing and joining lenders party hereto (collectively, the “Lenders”), and Bank of America, N.A., a national banking association, as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”), and as Swing Line Lender and L/C Issuer.

BACKGROUND

A. Pursuant to that certain Amended and Restated Credit Agreement, dated August 15, 2007, by and among the parties hereto, as amended by: (a) that certain First Amendment to Amended and Restated Credit Agreement, dated November 2, 2007; (b) that certain Second Amendment to Amended and Restated Credit Agreement, dated April 30, 2009; and (c) that certain Third Amendment to Amended and Restated Credit Agreement, dated July 6, 2009 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), the existing Lenders agreed, inter alia, to extend to the Borrowers (i) a revolving credit facility in the maximum aggregate principal amount of Thirty-Five Million Dollars ($35,000,000), with the ability to request further increases thereto in a maximum aggregate principal amount of Ten Million Dollars ($10,000,000), and (ii) an acquisition facility in the maximum aggregate principal amount of One Hundred Seven Million Eight Hundred Fifty Thousand Dollars ($107,850,000), with the ability to request further increases thereto in a maximum aggregate principal amount of Fifty-Two Million Dollars ($52,000,000) after giving effect to a Five Million Dollar ($5,000,000) increase in the acquisition facility implemented through the Lender Joinder to Amended and Restated Credit Agreement, dated June 24, 2009, among the Credit Parties and the other parties thereto.

B. In connection with: (a) the issuance of senior unsecured notes in an aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000) (as further defined in Section 1(b) of this Fourth Amendment, the “High Yield Notes”) pursuant to the High Yield Indenture (as defined below); (b) the issuance of 1,275,000 Partnership Common Units, together with additional Partnership Common Units which may be issued as a result of the exercise of the underwriters’ overallotment option, pursuant to the related underwriting agreement; and (c) the simultaneous repayment of (i) Seventeen Million Five Hundred Thousand Dollars ($17,500,000) of the Senior Secured Notes held by iStar Tara LLC (the “iStar Notes”), (ii) the outstanding Acquisition Loans and (iii) a portion of the outstanding Revolving Loans (the transactions described in the preceding clauses (a), (b) and (c), collectively, the “High Yield Note Transaction”), the Borrowers have indicated their desire to reduce the maximum aggregate principal amount of Aggregate Commitments to Eighty Million Dollars ($80,000,000) through a reinstatement of the maximum aggregate principal amount of the Acquisition Facility to Forty-Five Million Dollars ($45,000,000), with the ability to request further increases thereto in a maximum aggregate principal amount of Ten Million Dollars ($10,000,000), and a continuation of the existing Revolving Facility as described above.

C. The existing Lenders, and the new Lenders party hereto, being Fox Chase Bank and Raymond James Bank, FSB (each a “Fourth Amendment New Lender” and collectively, the “Fourth Amendment New Lenders”), are willing to agree to such reduction and reinstatement and certain additional amendments, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b) Additional Definitions. The following additional definitions are hereby added to Section 1.01 (Defined Terms) of the Credit Agreement to read in their entirety as follows:

“Fourth Amendment” means the Fourth Amendment to this Agreement dated November 24, 2009.

“Fourth Amendment Effective Date” means the date on which the Fourth Amendment is effective in accordance with its terms.

“Future High Yield Notes” means senior unsecured notes issued after the Fourth Amendment Effective Date, from time to time, pursuant to, and in accordance with the High Yield Indenture, meeting each of the following requirements: (a) such notes are in an aggregate original principal amount that, when aggregated with the aggregate original principal amount of the High Yield Notes issued on the Fourth Amendment Effective Date, does not exceed the limitation set forth in Section 7.02(n); (b) the terms of such notes are substantially similar to the High Yield Notes issued on the Fourth Amendment Effective Date (provided that (i) the scheduled maturity date for any principal payment under such notes shall not be prior to December 1, 2017 and (ii) the interest rate payable on such notes shall be a market rate for the issuance of such notes at the time issued); (c) no Default or Event of Default has occurred and is continuing or would result from the issuance of such notes; and (d) the Borrowers shall have delivered to the Administrative Agent, not less than ten (10) Business Days prior to the date of the issuance of such notes (or such shorter period as the Administrative Agent may agree to in writing), a pro forma Compliance Certificate showing compliance, on a Pro Forma Basis (for the related Calculation Period), with the covenants set forth in Section 7.11 immediately after giving effect to the issuance of such notes.

“High Yield Documents” means the High Yield Note Indenture, the High Yield Notes, and the related guarantees, notes and all other agreements, instruments and other documents pursuant to which the High Yield Notes have been or will be issued or otherwise setting forth the terms of the High Yield Notes or otherwise entered into in connection with the High Yield Indenture, as each may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Note Indenture” means that certain Indenture, dated as of November 24, 2009, among the Operating Company, certain other Credit Parties and Wilmington Trust FSB, as trustee, as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Note Transaction” has the meaning set forth in the Fourth Amendment.

“High Yield Notes” means the 10.250%% senior unsecured notes in an aggregate amount of One Hundred Fifty Million Dollars ($150,000,000), having a maturity of December 1, 2017, together with any Future High Yield Notes, each issued pursuant to the High Yield Indenture, in each case, as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Purchasers” means the initial purchasers of the High Yield Notes, together with any successors thereto as holders of such notes.

(c) Amendment to Definition of “Calculation Period”. The definition of “Calculation Period” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “or Future High Yield Notes” after the words “or issuance of Future Senior Secured Notes”.

(d) Amendment to Definition of “Consolidated EBITDA”. The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating in its entirety Subsection (h), as follows:

“(h) reasonable fees, costs and expenses incurred in connection with the Transaction, the restructuring of the Existing Credit Agreement and the Note Purchase Agreement, the Second Amendment and the related amendment to the Note Purchase Agreement, and the High Yield Note Transaction, the Fourth Amendment and the related amendment to the Note Purchase Agreement;”

(e) Amendment to Definition of “Pro Forma Basis”. The definition of “Pro Forma Basis” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “or Future High Yield Notes” after the words “from any Future Senior Secured Notes”.

2. Amendment to Subsection (e) Section 2.02 (Indebtedness). Section 2.02(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect in respect of the Loans.

3. Waiver of Equity Issuance Prepayment. The Lenders hereby waive the requirements of subsection (b)(iii) of Section 2.05 of the Credit Agreement with respect to any proceeds received by the Partnership on the Fourth Amendment Effective Date paid in exchange for Partnership Common Units issued on such date or in connection with the exercise of the underwriters’ overallotment option with respect to such issuance.

4. Amendment to Subsection (b)(v) of Section 2.05 (Prepayments). Section 2.05(b)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(v) Each prepayment of Loans pursuant to Section 2.05(b)(ii) shall be applied, first, to the extent the Administrative Agent, in its sole determination, determines that such amounts relate to assets acquired in a Permitted Acquisition or of a Borrower so acquired, such amounts shall be used to repay the amounts outstanding under any Acquisition Loan used to fund such Permitted Acquisition, second, to the extent any such Acquisition Loans are paid in full, any such amounts shall be applied pro rata among all other outstanding Acquisition Loans until paid in full, and, in either case, all such repayments applied to outstanding Acquisition Loans shall be applied to the principal repayment installments thereof in inverse order of maturity, and third, to the outstanding Revolving Loans.

Each prepayment of Loans pursuant to Section 2.05(b)(iii) or (iv) shall be applied, first, to the extent the Administrative Agent, in its sole determination, determines that such amounts relate to assets acquired in a Permitted Acquisition or of a Borrower so acquired, such amounts shall be used to repay the amounts outstanding under any Acquisition Loan used to fund such Permitted Acquisition, and, second, (A) to the extent any such Acquisition Loans are paid in full, and (B) as to all other amounts required to be applied pursuant to Section 2.05(b)(iii) or (iv), any such amounts shall be applied pro rata among all outstanding Loans, and, in either case, all such repayments applied to outstanding Acquisition Loans shall be applied to the principal repayment installments thereof in inverse order of maturity.

5. Amendment to Subsection (a) of Section 2.15 (Increase in Acquisition Facility). Section 2.15(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Acquisition Lenders), the Borrowers may from time to time, request an increase in the Acquisition Facility by an amount (for all such requests) not exceeding Ten Million Dollars ($10,000,000); provided that any such request for an increase shall be in a minimum amount of Five Million Dollars ($5,000,000). At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Acquisition Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Acquisition Lenders). If the aggregate amount of increase requested pursuant to this subsection is in excess of $7,000,000, the Borrowers shall provide such deliveries in the nature of those provided under Section 4.01(a)(iv), (ix) and (x) of the Credit Agreement as may be reasonably requested by the Administrative Agent.

6. Amendment to Subsection (e) of Section 2.15 (Increase in Acquisition Facility). Section 2.15(e) of the Credit Agreement is hereby amended by adding the following sentence at the end of such subsection: “Notwithstanding any prepayment described above, the Acquisition Commitment of any Acquisition Lender whose Acquisition Loans have been prepaid pursuant to this Section shall be increased in the amount of such prepayment in order that the aggregate Acquisition Commitments available to the Borrowers shall be increased by the full amount of any such increase in the Acquisition Facility pursuant to this Section.”

7. Amendment to Section 6.02 (Certificates; Other Information). Section 6.02(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(h) not later than five Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Note Purchase Document or High Yield Document and, from time to time upon request by the Administrative Agent, such information and reports regarding the Note Purchase Documents, the High Yield Documents and other Material Contracts as the Administrative Agent may reasonably request;”

8. Amendment to Section 6.20 (Amendment to Note Purchase Document Covenants). Subsection (a) of Section 6.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 6.20 Amendment to Note Purchase Document and High Yield Document Covenants. If the Credit Parties shall, at any time after the Closing Date, amend or modify any Note Purchase Document or High Yield Document in a manner that requires any Credit Party to make a mandatory prepayment, comply with a covenant or add an event of default that either is not at such time included in this Agreement or, if such mandatory prepayment, covenant or event of default shall already be included in this Agreement, is more restrictive upon any Credit Party than such existing mandatory prepayment, covenant or event of default, then each such mandatory prepayment, covenant and each event of default, definition and other provision relating to such mandatory prepayment, covenant or event of default in such Note Purchase Document or High Yield Document (as each is amended or modified from time to time thereafter) shall be automatically deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then set forth herein in full. Promptly after any such amendment or modification, the Credit Parties will (a) furnish to the Administrative Agent and the Lenders a copy of each such mandatory prepayment, covenant and each event of default, definition and other provisions related thereto and (b) execute and deliver to the Administrative Agent and each Lender an instrument, in form and substance reasonably satisfactory to the Required Lenders, modifying this Agreement by adding or modifying, as the case may be, the full text of such mandatory prepayment, covenant and the events of default, definitions and other related provisions.

9. Amendment to Subsection (b) Section 7.02 (Indebtedness). Section 7.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Indebtedness evidenced by Senior Secured Notes in an aggregate outstanding principal amount not to exceed a maximum amount of $35,000,000 at any time, as from time to time reduced by all principal repayments thereof (except that no reduction in such maximum amount shall occur as a result of the refinancing of Senior Secured Notes, to the extent refinanced with the proceeds of Future Senior Secured Notes);”

10. Amendment to Section 7.02 (Indebtedness). Section 7.02 of the Credit Agreement is hereby amended by adding a new subsection (n) at the end of such Section, to read in its entirely as follows:

“; and (n) Indebtedness evidenced by High Yield Notes in an aggregate outstanding principal amount of $150,000,000, as from time to time reduced by all principal repayments thereof (except that no reduction in such maximum amount shall occur as a result of the refinancing of High Yield Notes, to the extent refinanced with the proceeds of Future High Yield Notes); provided, that Future High Yield Notes may be issued in excess of the above stated limit for the purpose of refinancing Senior Secured Notes permitted under Section 7.02(b) above, to the extent Senior Secured Notes are refinanced with the proceeds of such Future High Yield Notes.”

11. Amendment to Section 7.09 (Burdensome Agreements). Section 7.09 of the Credit Agreement is hereby amended by adding the phrase “the High Yield Documents” before “and the Note Purchase Documents”.

12. Amendment to Subsection (c) of Section 7.11 (Financial Covenants). Section 7.11(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than: (i) 4.0 to 1.0, for any Measurement Period ending prior to January 1, 2010; (ii) 3.75 to 1.0, for any Measurement Period ending between January 1, 2010 and December 31, 2010; or (iii) 3.65 to 1.0, for any Measurement Period ending after December 31, 2010.

13. Amendment to Section 7.14 (Prepayments, Etc. of Indebtedness). Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety as follows.

7.14 Prepayments, Etc. of Indebtedness. Make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person, money or securities before due for the purpose of paying when due), or any prepayment or redemption (except as expressly required under the terms of the relevant agreement) as a result of any asset sale, change of control or similar event of any Indebtedness pursuant to the Note Purchase Documents or the High Yield Documents, or, after the incurrence or issuance thereof, any Seller Subordinated Debt; provided that, prepayments of Senior Secured Notes may be made with the proceeds of Future Senior Secured Notes or Future High Yield Notes, and High Yield Notes may be prepaid with the proceeds of Future High Yield Notes, to the extent all such Indebtedness is otherwise permitted to be incurred under Section 7.02(b) and/or Section 7.02(n) hereof.

14. Amendment to Section 7.15 (Amendment of Note Purchase Documents and Indebtedness). Section 7.15 of the Credit Agreement is hereby amended by adding a new subsection (c) at the end of such Section, to read in its entirely as follows:

“; or (c) amend, modify or change in any way adverse to the interests of the Lenders in any material respect any High Yield Document”.

15. Amendment to Section 7.16 (Holding Company). Section 7.16(a) of the Credit Agreement is hereby amended by adding the phrase “or the High Yield Documents” after “Note Purchase Documents”, and Section 7.16(b) of the Credit Agreement is hereby amended by adding the phrase “and the High Yield Documents” after “Note Purchase Documents”.

16. Amendment to Subsection (f) of Section 8.01 (Events of Default). Section 8.01(f) of the Credit Agreement is hereby amended by replacing “90” with “60”.

17. Amendment and Restatement of Schedules and Exhibits. Except with respect to: (a) Exhibit D (Compliance Certificate), which is hereby amended, restated and replaced by Exhibit D attached to this Fourth Amendment; and (b) Schedule 2.01, which is hereby amended, restated and replaced by Schedule 2.01 attached to this Fourth Amendment, each of the Schedules and Exhibits to the Credit Agreement are true and correct in all material respects and are not amended, restated or replaced by this Fourth Amendment.

18. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as to such Credit Party:

(a) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b) Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Fourth Amendment and any other documents which the Administrative Agent requires such Credit Party to deliver hereunder (this Fourth Amendment and any such additional documents delivered in connection with the Fourth Amendment are herein referred to as the “Fourth Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Fourth Amendment Documents have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Fourth Amendment and the other Fourth

Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies;

(c) No Violation. The making and performance of the Fourth Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, any Credit Party;

(d) No Default. Immediately prior to and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing;

(e) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2008;

(f) Organizational Documents. There have been no changes in or additions to the organizational documents of the Credit Parties since April 30, 2009 (or such later date as any such organizational documents were initially adopted), except as described on Annex 1 hereto, certified copies of which have been (i) previously provided to the Administrative Agent or (ii) are attached to the Secretary’s Certificate described in Subsection 19(g) below; and

(g) Equity Issuance. On the date hereof the Partnership issued 1,275,000 Partnership Common Units (exclusive of any additional Partnership Common Units which may be issued as a result of the exercise of the underwriters’ overallotment option) and received Net Cash Proceeds of $20,591,250.00 from such issuance.

19. Conditions to Effectiveness of Amendment. This Fourth Amendment, including, without limitation, the consent set forth in Section 28 below, shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) Fourth Amendment. This Fourth Amendment, duly executed by the Credit Parties and the Lenders, together with updated Schedules and Exhibits to the Credit Agreement to the extent required pursuant to Section 17 hereof;

(b) Amendment to Intercreditor Agreement. A duly executed Second Amendment to Amended and Restated Intercreditor and Collateral Agency Agreement;

(c) High Yield Notes. Evidence of the issuance of High Yield Notes and delivery of the High Yield Documents (it being agreed that that the satisfaction of this condition may occur concurrently with the effectiveness of this Fourth Amendment);

(d) Repayment of Senior Secured Notes. Evidence of the repayment in full of the iStar Notes (it being agreed that that the satisfaction of this condition may occur concurrently with the effectiveness of this Fourth Amendment);

(e) Amendment to Note Purchase Agreement and Notes. A duly executed copy of the Fourth Amendment to Amended and Restated Note Purchase Agreement, dated as of the date hereof, by and among the Credit Parties and the Purchasers, amending the Note Purchase Agreement;

(f) Notes. Notes, duly executed by the Borrowers, for each existing Lender requesting one and Notes for each Fourth Amendment New Lender;

(g) Secretary’s Certificate. A master secretary’s certificate for each Credit Party, attaching customary deliveries;

(h) Good Standing Certificates. Subsistence or good standing certificates for each Credit Party;

(i) Legal Opinions. The legal opinion of Blank Rome with respect to the Credit Parties and opinions of local counsel to the Borrowers in the various states in which the Borrowers operate;

(j) Compliance Certificate. A Compliance Certificate prepared as of the Fourth Amendment Effective Date showing pro forma compliance with the financial covenants as of such date, upon completion of the High Yield Note Transaction;

(k) Borrowing Base Certificate. A Borrowing Base Certificate prepared as of the Fourth Amendment Effective Date;

(l) Committed Loan Notice. A Committed Loan Notice for each Loan being requested to be made on the Fourth Amendment Effective Date;

(m) Other Fees and Expenses. Payment to the Administrative Agent, in immediately available funds, of all amounts necessary to reimburse the Administrative Agent for the reasonable fees and costs incurred by the Administrative Agent in connection with the preparation and execution of this Fourth Amendment and any other Credit Document, including, without limitation, all fees and costs incurred by the Administrative Agent’s attorneys;

(n) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this Fourth Amendment, if any; and

(o) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Administrative Agent may reasonably request.

20. No Waiver; Ratification. Except as expressly set forth herein, the execution, delivery and performance of this Fourth Amendment shall not (a) operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, any Credit Document or any Fourth Amendment Document and the agreements and documents executed in connection therewith or (b) constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or the Lenders to grant any further amendments to any of the Credit Documents.

21. Acknowledgments. To induce the Administrative Agent and the Lenders to enter into this Fourth Amendment, the Credit Parties acknowledge, agree, warrant, and represent that:

(a) Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) the Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, the Credit Parties; (ii) the liens and security interests granted to the Collateral Agent, on behalf of the Secured Parties, by the Credit Parties pursuant to the Credit Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests (subject to Permitted Liens); and (iii) the Credit Parties hereby waive any and all defenses, set offs and counterclaims which they, whether jointly or severally, may have or claim to have against each of the Secured Parties as of the date hereof.

(b) No Waiver of Existing Defaults. No Default or Event of Default exists immediately before or immediately after giving effect to this Fourth Amendment. Nothing in this Fourth Amendment nor any communication between any Secured Party, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect, or (ii) any rights or remedies which any Secured Party has against any Credit Party under the Credit Agreement or any other Credit Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

22. Joinder of Fourth Amendment New Lenders. Each Fourth Amendment New Lender signing this Fourth Amendment hereby acknowledges and agrees, by its execution and delivery of this Fourth Amendment, that it joins the Credit Agreement as a Lender thereunder, subject to all the rights and responsibilities of a Lender thereunder. Each Fourth Amendment New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Fourth Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements which would be applicable to an assignee under Section 11.06(b)(iii), (v) and (vi) of the Credit Agreement, (iii) from and after the date of this Fourth Amendment, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitments, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitments and either it, or the Person exercising discretion in making its decision to acquire its Commitments, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Fourth Amendment and to purchase its Commitments, (vi) it has, independently and without reliance upon the Administrative Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Fourth Amendment and to provide its Commitments, and (vii) if it is a Foreign Lender, it has provided to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents.

23. Reallocation of Loans. Subject to reinstatement in the full amount set forth on Schedule 2.01 attached to the Fourth Amendment, on the Fourth Amendment Effective Date, in order to effectuate any reallocations of Revolving Loans necessary to reflect the revised Commitments of the Lenders and to effectuate the restated Commitments under the Acquisition Facility:

(a) The Borrowers shall prepay any Revolving Credit Loans outstanding on the Fourth Amendment Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under the Fourth Amendment; and

(b) The Borrowers shall prepay all outstanding Acquisition Loans.

24. Binding Effect. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

25. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law doctrine of the Commonwealth of Pennsylvania.

26. Headings. The headings of the sections of this Fourth Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Fourth Amendment.

27. Counterparts. This Fourth Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original. Delivery of an executed counterpart of a signature page of this Fourth Amendment by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

28. Consent. To the extent that consent of the Lenders is required, the Lenders hereby consent to (a) the High Yield Note Transaction and (b) the Fourth Amendment to Amended and Restated Note Purchase Agreement dated as of the date hereof among the Credit Parties and the Purchasers.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Fourth Amendment to Amended and Restated Credit Agreement as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Partnership:

STONEMOR PARTNERS L.P.
By:	STONEMOR GP LLC its General Partner

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Operating Company:

STONEMOR OPERATING LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Borrowers’ Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henlopen Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Perpetual Gardens.Com, Inc.

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

Cemetery Management Services of Pennsylvania, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kathleen Carry
Name:	Kathleen Carry
Title:	Vice President

Administrative Agent’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Kenneth G. Wood
Name:	Kenneth G. Wood
Title:	Senior Vice President

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

SOVEREIGN BANK

By:	/s/ Daniel R. Vereb
Name:	Daniel R. Vereb
Title:	Vice President

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

TD BANK, N.A.

By:	/s/ Peter L. Davis
Name:	Peter L. Davis
Title:	SVP

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

CAPITAL ONE, N.A.

By:	/s/ Allison Sardo
Name:	Allison Sardo
Title:	Senior Vice President

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY

By:	/s/ Henry G. Kush, Jr.
Name:	Henry G. Kush, Jr.
Title:	VP

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

SUN NATIONAL BANK

By:	/s/ Steven B. Vitale
Name:	Steven B. Vitale
Title:	Senior Vice President

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

TRISTATE CAPITAL BANK

By:	/s/ Kent Nelson
Name:	Kent Nelson
Title:	SVP

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

SUSQUEHANNA BANK

By:	/s/ Jerald C. Goodwin
Name:	Jerald C. Goodwin
Title:	VP

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

BENEFICIAL MUTUAL SAVINGS BANK

By:	/s/ Andrew J. Niesen
Name:	Andrew J. Niesen
Title:	Vice President

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

FOX CHASE BANK

By:	/s/ Paul A. Pyfer
Name:	Paul A. Pyfer
Title:	VP

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

RAYMOND JAMES BANK, FSB

By:	/s/ Garrett McKinnon
Name:	Garrett McKinnon
Title:	Senior Vice President

Lender’s Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Exhibit D

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated August 15, 2007, as amended (as amended, modified or otherwise supplemented from time to time, the “Agreement,”) the terms defined therein being used herein as therein defined), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually a “Borrower” and collectively, the “Borrowers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Partnership”, together with the General Partner and the Borrowers, each a “Credit Party” and collectively, the “Credit Parties”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Unless otherwise indicated, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of the General Partner, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Credit Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Credit Parties have delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Credit Parties ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Credit Parties have delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Credit Parties ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Partnership and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Credit Parties during the accounting period covered by such financial statements.

3. The review described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the fiscal period covered by the financial statements described in paragraph 1 above[, except as set forth below].

4. The representations and warranties of the Credit Parties contained in Article V of the Agreement and all representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Credit Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate for the fiscal period covered thereby.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,         .

STONEMOR GP LLC

By:
Name:
Title:

For the Quarter/Year ended             ,         (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11(a) – Minimum EBITDA.

	A.	Consolidated EBITDA for Measurement Period ending on above date (the “Subject Period”):		$

		1.	Consolidated Net Income of the Partnership and its Subsidiaries for Subject Period:	$

		2.	Consolidated interest expense of the Partnership and its Subsidiaries for Subject Period:	$

		3.	Provision for income taxes for Subject Period:	$

		4.	Depreciation and amortization expenses for Subject Period:	$

		5.	Non-cash cost for Cemetery Property and real property sold for Subject Period:	$

		6.	Any extraordinary losses for Subject Period:	$

		7.	Losses from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for Subject Period:	$

		8.	Other non-cash items (including, without limitation, one-time charges associated with “cheap stock” compensation expense) for the Subject Period:	$

		9.	Reasonable fees, costs and expenses incurred in connection with the Transaction, the restructuring of the Existing Credit Agreement and the Note Purchase Agreement, the Second Amendment and the related amendment to the Note Purchase Agreement, and the High Yield Note Transaction, the Fourth Amendment and the related amendment to the Note Purchase Agreement:	$

		10.	Any extraordinary gains for the Subject Period:	$

		11.	Gains from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for the Subject Period:	$

		12.	The amount of non-cash gains (other than as a result of deferral of purchase price with respect to notes or installment sale contracts received in connection with the sales of Cemetery Property) for the Subject Period:	$

		13.	Other non-cash gains for the Subject Period:	$

		14.	Balance Sheet Adjustments	$

		15.	Pro Forma Basis Adjustments	$

		16.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 – 10 – 11 – 12 – 13 +/- 14 +/- 15):	$

	B.	$39,000,000		$

	C.	80% of Permitted Acquisition Step-Up		$

	D.	Minimum required: (Line I.B + I.C)		$

	E.	Excess (deficient) for covenant compliance (Line I.A.16 – I.D):		$

II.	Section 7.11(b) – Minimum Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated EBITDA for Subject Period (Line I.A.16 above):		$

	B.	Cash dividends or distributions made by the Partnership for Subject Period:		$

	C.	Consolidated Fixed Charges for Subject Period:		$

	D.	Consolidated Fixed Charge Coverage Ratio ((Line II.A – II.B) ÷ Line II.C):		to 1.0

			Minimum required:	1.15 to 1.0 (from 2009 to 2011); 1.20 to 1.0 (from 2012 and thereafter)

III.	Section 7.11(c) - Consolidated Leverage Ratio

	A.	Consolidated Funded Indebtedness for Subject Period:		$

	B.	Consolidated EBITDA for Subject Period (Line I.A.16 above):		$

	C.	Consolidated Leverage Ratio for Subject Period (Line III.A ÷ III.B):	to 1.0

		Maximum permitted:	4.0 to 1.0, for any Measurement Period ending prior to January 1, 2010; 3.75 to 1.0, for any Measurement Period ending between January 1, 2010 and December 31, 2010, 3.65 to 1.0 (thereafter)

IV.	Section 7.11(d) – Maximum Maintenance Capital Expenditures

	A.	Capital Expenditures of the Partnership and any of its Subsidiaries for Subject Period:	$

	B.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with improvements which enhance (as opposed to maintain) the value of property for Subject Period:	$

	C.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with the purchase or construction of mausoleums for Subject Period:	$

	D.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with Permitted Acquisitions for Subject Period:	$

	E.	Maintenance Capital Expenditures for Subject Period (Line IV.A – (IV.B + C + D):	$

		Maximum permitted:	$4,200,000 (from 2009 to 2010); 4,600,000 (for 2010); 5,200,000 (from 2012 and thereafter)

Schedule 2.01

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Acquisition Commitment	Percentage of Acquisition Commitments	Revolving Credit Commitment	Percentage of Revolving Credit Commitments
Bank of America, N.A.	$8,437,500	18.50000%	$6,562,500	18.75000%
TD Bank, N.A.	$7,875,000	17.50000%	$6,125,000	17.50000%
Raymond James Bank, FSB	$6,187,500	13.75000%	$4,812,500	13.75000%
Sovereign Bank	$3,937,500	8.75000%	$3,062,500	8.75000%
Fox Chase Bank	$3,937,500	8.75000%	$3,062,500	8.75000%
TriState Capital Bank	$3,375,000	7.50000%	$2,625,000	7.50000%
Capital One, N.A.	$3,375,000	7.50000%	$2,625,000	7.50000%
Harleysville National Bank and Trust Company	$2,250,000	5.00000%	$1,750,000	5.00000%
Sun National Bank	$2,250,000	5.00000%	$1,750,000	5.00000%
Susquehanna Bank	$2,250,000	5.00000%	$1,750,000	5.00000%
Beneficial Mutual Savings Bank	$1,125,000	2.50000%	$875,000	2.50000%
Total	$45,000,000	100.000000000%	$35,000,000	100.000000000%

Annex 1

None.